EX-99.d38

                        INVESTMENT SUB-ADVISORY AGREEMENT


         This AGREEMENT is effective this 31st day of January 2001, by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and ALLIANCE CAPITAL MANAGEMENT L.P., a Delaware limited partnership and registered investment adviser ("Sub-Adviser").

         WHEREAS, Adviser is the investment manager for the JNL Series Trust (the "Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

         WHEREAS, the Trust is authorized to issue separate series, each series having its own investment objective or objectives, policies and limitations;

         WHEREAS, Adviser desires to retain Sub-Adviser as Adviser's agent to furnish investment advisory services to the series of the Trust listed on Schedule A hereto ("Fund").

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Appointment. Adviser hereby appoints Sub-Adviser to provide certain sub-investment advisory services to the Fund for the period and on the terms set forth in this Agreement. Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

         In the event the Adviser designates one or more series other than the Fund with respect to which the Adviser wishes to retain the Sub-Adviser to render investment advisory services hereunder, it shall notify the Sub-Adviser in writing. If the Sub-Adviser is willing to render such services, it shall notify the Adviser in writing, whereupon such series shall become a Fund hereunder, and be subject to this Agreement.

2. Delivery of Documents. Adviser has or will furnish Sub-Adviser with copies properly certified or authenticated of each of the following:

         a) the Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of The Commonwealth of Massachusetts on June 1, 1994, and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

         b)       the Trust's By-Laws and amendments thereto;

         c) resolutions of the Trust's Board of Trustees authorizing the appointment of Sub-Adviser and approving this Agreement;

         d) the Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission (the "SEC") and all amendments thereto;

         e) the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended ("1933 Act") and under the 1940 Act as filed with the SEC and all amendments thereto insofar as such Registration Statement and such amendments relate to the Fund; and

         f) the Trust's most recent prospectus and Statement of Additional Information (collectively called the "Prospectus").

                  Adviser will furnish the Sub-Adviser from time to time with copies of all amendments of or supplements to the foregoing.

3. Management. Subject always to the supervision of Trust's Board of Trustees and the Adviser, Sub-Adviser will furnish an investment program in respect of, and make investment decisions for, all assets of the Fund and place all orders for the purchase and sale of securities, all on behalf of the Fund. In the performance of its duties, Sub-Adviser will satisfy its fiduciary duties to the Fund (as set forth below), and will monitor the Fund's investments, and will comply with the provisions of Trust's Declaration of Trust and By-Laws, as amended from time to time, and the stated investment objectives, policies and restrictions of the Fund. Sub-Adviser and Adviser will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Fund and to consult with each other regarding the investment affairs of the Fund. Sub-Adviser will report to the Board of Trustees and to Adviser with respect to the implementation of such program. Sub-Adviser is responsible for compliance with the provisions of Section 817(h) of the Internal Revenue Code of 1986, as amended, applicable to the Fund.

         The Sub-Adviser further agrees that it:

         a) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

         b) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission in all material respects and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to its investment advisory activities;

         c) will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer, including an affiliated broker-dealer which is a member of a national securities exchange as permitted in accordance with guidelines established by the Board of Trustees. In placing orders with brokers and dealers, the Sub-Adviser will attempt to obtain the best combination of prompt execution of orders in an effective manner and at the most favorable price. Consistent with this obligation, Sub-Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Sub-Adviser with research advice and other services. In no instance will portfolio securities be purchased from or sold to the Adviser, Sub-Adviser or any affiliated person of either the Trust, Adviser, or Sub-Adviser, except as may be permitted under the 1940 Act;

         d) will report regularly to Adviser and to the Board of Trustees and will make appropriate persons available for the purpose of reviewing with representatives of Adviser and the Board of Trustees on a regular basis at reasonable times the management of the Fund, including, without limitation, review of the general investment strategies of the Fund, the performance of the Fund in relation to standard industry indices, interest rate considerations and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by Adviser;

         e) will prepare and maintain such books and records with respect to the Fund's securities transactions and will furnish Adviser and Trust's Board of Trustees such periodic and special reports as the Board or Adviser may request;

         f) will act upon instructions from Adviser not inconsistent with the fiduciary duties hereunder;

         g) will treat confidentially and as proprietary information of Trust all such records and other information relative to Trust maintained by the Sub-Adviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by Trust; and

         h) will vote proxies received in connection with securities held by the Fund consistent with its fiduciary duties hereunder.

4. Expenses. During the term of this Agreement, Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commission, if any) purchased for the Fund.

5. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1(b)(5), (6), (7), (9) and (10) under the 1940 Act.

6. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee, accrued daily and payable monthly on the average daily net assets in the Fund or Funds excluding the net assets representing organizational capital contributed by Jackson National Life Insurance Company in accordance with Schedule B hereto. From time to time, the Sub-Adviser may agree to waive or reduce some or all of the compensation to which it is entitled under this Agreement.

         The Sub-Adviser hereby represents that the annual fee rate set forth as Exhibit B to this Agreement is equal to or less than the annual fee rate currently in effect with respect to each other client of the Sub-Adviser for whom the Sub-Adviser provides the same or substantially similar services, excluding eleemosynary accounts, those clients whose fees are based on investment performance and those clients serviced by the Sub-Adviser prior to the implementation of its current domestic equity fee schedules. The Sub-Adviser agrees that it will promptly notify the Client and adjust the annual fee rate in a manner designed to maintain compliance with this provision in the event that the Sub-Adviser charges lower effective rates to other clients receiving the same or substantially similar services from the Sub-Adviser, excluding eleemosynary accounts, those clients whose fees are based on investment performance and those clients serviced by the Sub-Adviser prior to the implementation of its current domestic equity fee schedules. For purposes of this provision, substantially similar services are services that consist of the management of portfolios (i) comprised primarily of U.S. domestic equity securities, (ii) managed in accordance with the Sub-Adviser's Disciplined Growth management style, and (iii) consisting of similar asset sizes.

7. Services to Others. Adviser understands, and has advised the Trust's Board of Trustees, that Sub-Adviser now acts, or may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser or sub-investment adviser to other investment companies. Adviser has no objection to Sub-Adviser acting in such capacities, provided that whenever the Fund and one or more other investment advisory clients of Sub-Adviser have available funds for investment, investments selected for each will be allocated in a manner believed by Sub-Adviser to be equitable to each. Adviser recognizes, and has advised Trust's Board of Trustees, that in some cases this procedure may adversely affect the size of the position that the participating Fund may obtain in a particular security. In addition, Adviser understands, and has advised Trust's Board of Trustees, that the persons employed by Sub-Adviser to assist in Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

8. Standard of Care and Limitation of Liability. The Sub-Adviser shall exercise its best judgment and shall act in good faith in rendering the services pursuant to this Agreement.

         Sub-Adviser, its officers, directors, employees, agents or affiliates will not be subject to any liability to the Adviser or the Fund or their directors, officers, employees, agents or affiliates for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of Sub-Adviser's duties under this Agreement, except for a loss resulting from Sub-Adviser's willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

9. Indemnification. Notwithstanding Section 8 of this Agreement, the Sub-Adviser agrees to indemnify and hold harmless the Adviser, any affiliated person of the Adviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls ("controlling person") the Adviser (all of such persons being referred to as "Adviser Indemnified Persons") against any and all losses, claims, damages, liabilities, or litigation (including reasonable legal and other expenses) to which an Adviser Indemnified Person may become subject under the 1933 Act, 1940 Act, the Investment Advisers Act of 1940, the Internal Revenue Code, under any other statute, at common law or otherwise, arising out of the Sub-Adviser's responsibilities as Sub-Adviser to the Fund and to the Trust which (1) may be based upon any misfeasance, malfeasance, or nonfeasance by the Sub-Adviser, any of its employees or representatives, or any affiliate of or any person acting on behalf of the Sub-Adviser, (2) may be based upon a failure to comply with Section 3 of this Agreement, or (3) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Sub-Adviser and was required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to the Adviser, the Trust, or any affiliated person of the Adviser or Trust by the Sub-Adviser or any affiliated person of the Sub-Adviser; provided, however, that in no case shall the indemnity in favor of an Adviser Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

10. Duration and Termination. This Agreement will become effective as to a Fund upon execution or, if later, the date that initial capital for such Fund is first provided to it and, unless sooner terminated as provided herein, will continue in effect until March 31, 2002. Thereafter, if not terminated as to a Fund, this Agreement will continue in effect as to a Fund for successive periods of 12 months, provided that such continuation is specifically approved at least annually by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund, and in either event approved also by a majority of the Trustees of the Trust who are not interested persons of the Trust, or of the Adviser, or of the Sub-Adviser. Notwithstanding the foregoing, this Agreement may be terminated as to a Fund at any time, without the payment of any penalty, on sixty days' written notice by the Trust or Adviser, or on ninety days' written notice by the Sub-Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" have the same meanings of such terms in the 1940 Act.) The Sub-Adviser agrees that it will notify the Adviser of any changes in the membership of the general partners of the Sub-Adviser within a reasonable time after such change.

11. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally; but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

12 Notice. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

13. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will be binding upon and shall inure to the benefit of the parties hereto.

         The name "JNL Series Trust" and "Trustees of JNL Series Trust" refer respectively to the Trust created by, and the Trustees, as trustees but not individually or personally, acting from time to time under, the Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the "JNL Series Trust" entered in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and persons dealing with the Fund must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against Trust.

14.      Representations and Warranties of the Sub-Adviser.

         The Sub-Adviser hereby represents that this Agreement does not violate any existing agreements between the Sub-Adviser and any other party.

         The Sub-Adviser further represents and warrants that it is a duly registered investment adviser under the Investment Advisers Act of 1940, as amended and has provided to the Adviser a copy of its most recent Form ADV as filed with the Securities and Exchange Commission.

         The Sub-Adviser further represents that is has reviewed the post-effective amendment to the Registration Statement for the Trust filed with the Securities and Exchange Commission that contains disclosure about the Sub-Adviser, and represents and warrants that, with respect to the disclosure about the Sub-Adviser or information relating, directly or indirectly, to the Sub-Adviser, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein not misleading.

15. Applicable Law. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of Michigan.

         IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Agreement to be executed as of this 31st day of January 2001.

                     Jackson National Asset Management, LLC


                     By:

                     Name:    Andrew B. Hopping

                     Title:   President

                     Alliance Capital Management L.P.


                     By:

                     Name:

                     Title:

                                   SCHEDULE A
                             DATED JANUARY 31, 2001
                                     (Fund)

                           JNL/Alliance Growth Series

                                   SCHEDULE B
                             DATED JANUARY 31, 2001
                                 (Compensation)


                           JNL/Alliance Growth Series

                         0.90% on the first $10 million
                          0.75% on the next $10 million
                         0.625% on the next $20 million
                         0.375% on the next $20 million
                             0.25% over $60 million